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                                                            EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-6280 and No. 33-2232) and Form S-8 (No. 33-34386, No. 33-15706, No. 2-99538, No.
33-44191, No. 33-44386, No. 33-44394 and No. 33-54094) of Wachovia Corporation
of our report dated January 15, 1992 relating to the financial statements of South Carolina National Corporation and Subsidiaries for the year ended December 31, 1991, appearing as Exhibit 99 in this Form 10-K.




/s/ Price Waterhouse
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PRICE WATERHOUSE

Columbia, South Carolina
March 24, 1994